Exhibit 99.1

CareDx Reports Third Quarter Results

AlloSure launch momentum drives 74% revenue growth

BRISBANE, Calif., November 8, 2018 (GLOBE NEWSWIRE) — CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the third quarter ended September 30, 2018.

Recent highlights:

•	Continued the acceleration of AlloSure penetration

–

In the twelve months since launch, 96 U.S. transplant centers have provided AlloSure testing to over 4,000 patients, representing approximately 2% of all U.S. living kidney transplant patients. The number of standing order patients has increased to 2,736, cumulatively

–	Continued progress in AlloSure Registry (K-OAR) enrollment, with 40 centers initiated and 480 patients enrolled as of September 30, 2018

•	Achieved total revenue of $21.2 million for the third quarter of 2018, increasing 74% year-over-year

–	Testing services revenue of $16.8 million, with 3,708 AlloSure and 4,080 AlloMap patient results provided

–	Product revenue of $4.2 million

•	Announced details of new testing services and future product offerings

–	Launched the Surveillance HeartCare® Outcomes Registry (SHORE) during the 22nd Annual Scientific Meeting of the Heart Failure Society of America (HFSA)

–	Profiled the new AlloSeq suite of next generation sequencing based transplant laboratory products, to be launched in 2019, at the American Society of Histocompatability and Immunogenetics (ASHI)

“The CareDx team delivered another record quarter, including 74% year-over-year revenue growth. We achieved positive adjusted EBITDA and operating cash flow results one quarter ahead of our initial expectations. The strong clinical value of AlloSure continues to resonate with the transplant community and, a year into the launch, we are 2% penetrated into this patient population,” said Peter Maag,

CareDx President and Chief Executive Officer. “Our success to date positions CareDx as the leading provider of genomics-based information in transplantation, with the goal to leverage insights into the transplantome to benefit patients and improve their long-term outcomes.”

Third Quarter 2018 Financial Results

Revenue for the three months ended September 30, 2018 was $21.2 million, compared with $12.2 million in the third quarter of 2017. Testing services revenue for the third quarter was $16.8 million compared with $8.2 million in the same period of 2017. Product revenue in the three months ended September 30, 2018 was $4.2 million, compared to $3.9 million in the same period of 2017.

For the third quarter of 2018, the net loss was $20.0 million compared to a net loss of $14.3 million in the same period of 2017. Basic and diluted net loss per share was $0.54 in the third quarter of 2018, compared to basic and diluted net loss per share of $0.63 in the third quarter of 2017.

Non-GAAP net loss was $0.6 million in the third quarter of 2018 compared to $3.3 million in the third quarter of 2017. Basic and diluted non-GAAP net loss per share was $0.01 in the third quarter of 2018, compared to $0.15 in the third quarter of 2017.

Adjusted EBITDA for the third quarter of 2018 was a gain of $0.2 million, compared to a loss of $1.7 million in the third quarter of 2017.

Net cash provided by operating activities in the third quarter of 2018 was $0.4 million compared with $2.2 million net cash used in operations in the comparative 2017 period. Cash and cash equivalents were $26.2 million as of September 30, 2018.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2018 Guidance

For the full year 2018, CareDx expects revenue to be in the range of $74 million to $75 million (previously $68 million to $70 million).

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products along the pre- and post-transplant testing continuum.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the Company’s fiscal 2018 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by CareDx with the SEC on March 22, 2018 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net loss, non-GAAP basic and diluted net loss per share and adjusted EBITDA. We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net loss before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CONTACTS:

CareDx, Inc.

Sasha King

Chief Commercial Officer

415-287-2393

sking@caredx.com

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com

CareDx, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Testing services revenue	$16,847	$8,163	$41,448	$24,485
Product revenue	4,223	3,872	11,080	10,916
Collaboration and license revenue	114	156	532	420

Total revenue	21,184	12,191	53,060	35,821
Operating expenses:
Cost of testing services	5,752	3,156	14,432	9,224
Cost of product	3,135	2,053	8,046	6,558
Research and development	3,868	2,959	10,732	9,360
Sales and marketing	5,971	3,255	15,916	9,747
General and administrative	5,177	4,038	16,080	14,672
Goodwill impairment	—	—	—	1,958
Change in estimated fair value of contingent consideration	—	594	1,017	309

Total operating expenses	23,903	16,055	66,223	51,828

Loss from operations	(2,719)	(3,864)	(13,163)	(16,007)
Interest expense	(408)	(1,685)	(3,527)	(4,166)
Other expense, net	(40)	(317)	(2,891)	(1,191)
Change in estimated fair value of common stock warrant liability and derivative liability	(17,093)	(8,599)	(24,540)	(3,404)

Loss before income taxes	(20,260)	(14,465)	(44,121)	(24,768)
Income tax benefit	290	178	1,095	837

Net loss	(19,970)	(14,287)	(43,026)	(23,931)
Net loss attributable to noncontrolling interest	—	(19)	(25)	(133)

Net loss attributable to CareDx, Inc.	$(19,970)	$(14,268)	$(43,001)	$(23,798)

Net loss per share attributable to CareDx, Inc.:
Basic	$(0.54)	$(0.63)	$(1.26)	$(1.09)

Diluted	$(0.54)	$(0.63)	$(1.26)	$(1.09)

Weighted average shares used to compute net loss per share attributable to CareDx, Inc.:
Basic	37,154,293	22,526,615	34,134,138	21,765,292

Diluted	37,154,293	22,526,615	34,134,138	21,765,292

CareDx, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2018	December 31, 2017 (1)
Assets
Current assets:
Cash and cash equivalents	$26,202	$16,895
Accounts receivable	9,641	2,991
Inventory	4,621	5,529
Prepaid and other assets	1,479	1,352

Total current assets	41,943	26,767
Property and equipment, net	3,022	2,075
Intangible assets, net	34,284	33,139
Goodwill	12,005	12,005
Restricted cash	192	9,579

Total assets	$91,446	$83,565

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,676	$3,391
Accrued payroll liabilities	8,017	5,013
Accrued and other liabilities	4,718	3,735
Deferred revenue	39	39
Deferred purchase consideration	367	407
Derivative liability	—	14,600
Current debt	—	15,721

Total current liabilities	15,817	42,906
Deferred rent, net of current portion	579	913
Deferred revenue, net of current portion	701	730
Deferred tax liability	3,447	4,933
Long-term debt, net of current portion	13,384	18,338
Contingent consideration	—	1,672
Common stock warrant liability	11,612	18,712
Other liabilities	1,518	1,315

Total liabilities	47,058	89,519
Stockholders’ equity:
Common stock	39	29
Additional paid-in capital	356,427	264,204
Accumulated other comprehensive loss	(3,988)	(2,345)
Accumulated deficit	(308,090)	(268,022)

Total CareDx, Inc. stockholders’ equity (deficit)	44,388	(6,134)
Noncontrolling interest	—	180

Total stockholders’ equity (deficit)	44,388	(5,954)

Total liabilities and stockholders’ equity	$91,446	$83,565

(1)	The condensed balance sheets at December 31, 2017 have been derived from audited financial statements.

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss	$(19,970)	$(14,268)	$(43,001)	$(23,798)
Stock-based compensation expense	1,860	430	5,078	1,316
Acquisition related-amortization of purchased intangibles	740	637	2,238	1,812
Change in estimated fair value of contingent consideration	—	594	1,017	309
Amortization of debt discount	70	650	2,048	1,367
Debt financing related fees and expenses	—	—	—	309
Loss on conversion from debt to equity	—	—	2,806	—
Change in estimated fair value of common stock warrant and derivative liabilities	17,093	8,599	24,540	3,404
Tax effect related to amortization of purchased intangibles	(384)	(199)	(616)	(535)
Acquisition related-amortization of inventory valuation adjustment	35	250	224	420
Goodwill impairment	—	—	—	1,958

Non-GAAP net loss	$(555)	$(3,307)	$(5,666)	$(13,438)

GAAP basic and diluted net loss per share attributable to CareDx	$(0.54)	$(0.63)	$(1.26)	$(1.09)
Non-GAAP basic and diluted net loss per share attributable to CareDx	$(0.01)	$(0.15)	$(0.17)	$(0.62)
Shares used in computing basic and diluted net losses per share	37,154,293	22,526,615	34,134,138	21,765,292

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP net loss	$(555)	$(3,307)	$(5,666)	$(13,438)
Interest expense	338	1,035	1,479	2,799
Income tax (benefit) expense	94	21	(479)	(302)
Depreciation expense	274	283	800	929
Other expense	40	317	85	882
Net loss attributable to noncontrolling interest	—	(19)	(25)	(133)

Adjusted EBITDA	$191	$(1,670)	$(3,806)	$(9,263)